Investor Presentation April 2015

2 Forward‐Looking Statements The information contained in this presentation has been prepared to assist you in making your own evaluation of the company and does not purport to contain all of the information you may consider important. Any estimates or projections with respect to future performance have been provided to assist you in your evaluation but should not be relied upon as an accurate representation of future results. Certain statements, estimates and financial information contained in this presentation constitute forward‐‐ ‐looking statements. Such forward‐looking statements involve known and unknown risks and uncertainties that could cause actual events or results to diﬀer materially from the results implied or expressed in such forward‐‐looking statements. While presented with numerical specificity, certain forward‐looking statements are based (1) upon assumptions that are inherently subject to significant business, economic, regulatory, environmental, seasonal and competitive uncertainties, contingencies and risks including, without limitation, the ability to successfully integrate the Mid Pac acquisition, maintain adequate liquidity, realize the potential benefit of our net operating loss tax carryforwards, obtain sufficient debt and equity financings, capital costs, well production performance, operating costs, commodity pricing, diﬀerentials or crack spreads and other known and unknown risks (all of which are diﬃcult to predict and many of which are beyond the company's control) some of which are further discussed in the company’s periodic and other filings with the SEC and (2) upon assumptions with respect to future business decisions that are subject to change. There can be no assurance that the results implied or expressed in such forward‐looking statements or the underlying assumptions will be realized and that actual results of operations or future events will not be materially diﬀerent from the results implied or expressed in such forward‐looking statements. Under no circumstances should the inclusion of the forward‐looking statements be regarded as a representation, undertaking, warranty or prediction by the company or any other person with respect to the accuracy thereof or the accuracy of the underlying assumptions, or that the company will achieve or is likely to achieve any particular results. The forward‐looking statements are made as of the date hereof and the company disclaims any intent or obligation to update publicly or to revise any of the forward‐looking statements, whether as a result of new information, future events or otherwise. Recipients are cautioned that forward‐looking statements are not guarantees of future performance and, accordingly, recipients are expressly cautioned not to put undue reliance on forward‐looking statements due to the inherent uncertainty therein.

3 Overview of Par Petroleum Hawaii Refining System • 94,000 bpd capacity refinery  • 50% distillate yield configuration • 5.4 MM barrels of storage • 27 miles of clean / black oil product pipelines • Single Point Mooring (SPM) Hawaii Marketing System • Serve 116 fuel retail locations • Tesoro, 76 & 7‐Eleven brands • 8 refined product terminals Texadian Trading Arm  • Historical shipper status on Express‐Platt and Enbridge main pipelines • Terminal and dock access in St. Louis area to move Canadian crude Natural Gas Production (Piceance Energy 34%)  • 40,165 net acres across Colorado's Piceance Basin • Over 3,500 available well locations held by production • Approximately 19% by volume is liquids  Map of Hawaiian Operations: Integrated refiner and marketer in the Mid Pacific Refinery Terminal Retail brands on island

4 Par Petroleum 2013 December 2011: Delta  Petroleum (NYSE: DPTR)     files Chapter 11 September 1, 2012:  Joint venture with Laramie  Energy II by forming Piceance Energy. June 25, 2013: Purchased Tesoro Hawaii for $75MM +  working capital + share of turnaround costs. November 18, 2013: Hawaii Independent Energy Retail financing closing with  Bank of Hawaii for $30MM and repayment of Par Petroleum Exit Facility April 1, 2015: Closed $107MM + working  capital acquisition of Mid Pac July 16, 2014  Moved from OTCQB  Marketplace to NYSE MKT: PARR September 1, 2012:  Delta Petroleum emerges from Chapter 11.   Company is renamed Par Petroleum (“Par”). December 31, 2012: Closed $14MM + working capital  acquisition of SEACOR Energy; renamed Texadian Energy.  September 25, 2013: Restart of Tesoro Hawaii refinery and closes acquisition  alongside $200MM PIPE, Barclays supply & exchange agreements and  $125MM ABL facility. Renamed Hawaii Independent Energy. January 29, 2014: 10‐1 reverse stock split February 20,2015 Texadian amendment of  $100MM ABL facility

5 Hawaii Refinery Overview • Largest refinery on the island • Configured for island demand • 20 MW Cogen • 18,000 bpd Hydrocracker capacity • Nelson complexity rating 5.7

6 Hawaii Refinery Overview 1Q 2015 Crude Mix by Source Estimated 2015 Yield Profile Crude flexibility and heavily weighted distillate configuration

7 Retail and Logistics Retail Stores & Storage Capacity 77 9 17 12 30,000 bbls 185,000 Bbls 138,000 bbls 135,000 bbls 12,000 bbls Logistics • Single point mooring (SPM) one of only four import locations • 2.4MM barrels crude and 3MM barrels of product storage • 27 miles of clean / black oil product pipelines • 2 Barges delivering products to 8 refined product terminals  and ocean vessels Marketing • Serve 116 retail locations • 31 Tesoro fuel brand locations  • 69 ‘76’ fuel brand locations • 11 unbranded company operated cardlocks • 5 unbranded resellers • 28 7‐Eleven c‐store partnership sites • Total sales volume 135MM gallons/year (8,800 bpd) • Wholesale and bulk provider on the islands 1

Hawaii Market



Distillate Import
5-15 MBpd
On Island Demand
110-120 MBpd
Par
94 MBpd
Other Refinery
54 MBpd
Fuel Oil Export
5-15 MBpd

* Based on company analysis

Hawaii Net Electricity Generation by Source



Other Renewables
14%
Coal-Fired
17%
Petroleum-Fired
69%

Refining need on island
20-25 MBpd

Source: EIA

Visitor Arrivals by Air



(In thousands)
8,400
8,300
8,200
8,100
8,000
7,900
7,800
2013-2015
estimated increase 4%
2013
2014
est. 2015

Source: DBEDT

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9 Market Dynamics North American crude production increase has supported Mid Pacific crude differentials Combined  Mid Cycle* Crude Differential    $0.17 $0 $2 $4 $6 $8 $10 $12 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 4‐1‐2‐1 Mid Pacific Crack Spread 80% Singapore, 20% San Francisco Mid Pacific Crude Blend Purchased Refinery * company calculation based on a 3 year average for the 4‐1‐2‐1 Mid Pacific Crack Spread plus Mid Pacific Crude Blend

10 Piceance Energy Overview • 40,165 net acres across Colorado’s Piceance Basin • Over 300 producing wells  in one of the lowest cost gas  weighted basins in the continental U.S. • Over 3,500 undeveloped locations held by production • 99% success rate  on wells in basin • Current well costs of $1.4 MM shows capability of  creating a repeatable gas inventory with 20%+ IRR  profile • 2015 exit production estimated to increase 33% to 60  MMcfe/d Company acreage Current Cost Structure 1.8 Bcf Gross EUR/Well $1.4MM D&C Cost Midpoint  Nymex Gas  Price  ($/MMBtu)   Oil Price  ($/bbl)   NGL Price  ($/gal)  NPV10  ($M/Well) IROR $2.00 $50.00 $0.36 (408)             2% $2.50 $50.00 $0.36 (97)               8% $3.00 $50.00 $0.36 214               14% $3.50 $50.00 $0.36 525               21%         3/6/2015 NYMEX Strip 669              24% $4.00 $50.00 $0.36 836               29% $4.50 $50.00 $0.36 1,147           37% $5.00 $50.00 $0.36 1,457           45% $5.50 $50.00 $0.36 1,769           55% $6.00 $50.00 $0.36 2,080           69% ‐20% 0% 20% 40% 60% 80% 100%  (500)  ‐  500  1,000  1,500  2,000  2,500 $ 2 . 0 0 $ 2 . 5 0 $ 3 . 0 0 $ 3 . 5 0 $ 4 . 0 0 $ 4 . 5 0 $ 5 . 0 0 $ 5 . 5 0 $ 6 . 0 0 I R O R N P V   ( $ M ) NYMEX Gas  Price ($/MMBtu) 21 Well Pad ($1.4MM/Well D&C) NPV10 ($M/Well) IROR Strip Pricing

11 EOY Balance Sheet Highlights • Total debt $136.6 million / Net debt $47.7 million • Total Cash balance $89.2 million • Total liquidity $190.5 million • Gearing ratio 14% (net debt basis) Summarized Consolidated Balance Sheet As of December 31, 2014 (in thousands) LIABILITIES AND STOCKHOLDERS' EQUITY Current portion of long‐term debt $                       29,100  Other current liabilities  281,706  ASSETS Total current liabilities 310,806  Cash and cash equivalents $                       89,210  Long‐term debt, excluding current portion 107,510  Other current assets 371,579  Other liabilities 30,532  Total current assets 460,789  Total liabilities 448,848  Other assets 280,218  Total stockholders' equity 292,159  Total assets $                     741,007  Total liabilities and stockholders' equity $                     741,007

12 Growth Initiatives • Integrated growth to market limits in Hawaii Hawaii Refining &  Marketing • Evaluate refinery and marketing opportunities (outside  Hawaii market) • Pacific synergies preferred  • Evaluate other energy equity plays Duplicating  Business Model $1.4 billion unrestricted net operating loss carryforward “NOL”

13 Key Investment Highlights Refining and  marketing in a niche  market 50% distillate yields Growth oriented  company with NOL  structure Low cost natural gas  production equity  play Canadian crude access

Appendix

Enhanced Operating Stats

	Q1	Q2	Q3	Q4	Year Ended December 31, 2014	Year Ended December 31, 2013 (1)
Refinery throughput (BPD)	67,015	70,646	69,660	67,330	68,666	68,964
Refinery production (BPD)	68,324	71,231	70,590	68,009	69,541	70,174
Sales of refined products (BPD)	66,469	69,613	72,355	67,841	69,082	67,480
Refinery utilization	71%	75%	74%	72%	73%	73%
Throughput (thousand bbls per day)						
Heavy crude (2)	29%	25%	18%	22%	23%	11%
Light crude	71%	75%	82%	78%	77%	89%
Total throughput	100%	100%	100%	100%	100%	100%
Yield (thousand bbls per day)						
Gasoline and gasoline blendstocks	24%	26%	25%	24%	25%	27%
Jet fuel	26%	24%	26%	25%	25%	32%
Diesel fuel	12%	12%	15%	13%	13%	18%
Heavy fuel oils, residual products, internally produced fuel & other	40%	38%	34%	39%	38%	26%
Total yield	102%	100%	100%	101%	101%	103%
4-1-2-1 Mid Pacific Crack Spread (3)	$ 6.84	$ 6.11	$ 7.46	$ 8.22	$ 7.16	$ 5.65
Mid Pacific Crude Blend (4)	$ (0.91)	$ (0.75)	$ (2.23)	$ (2.79)	$ (1.67)	$ (1.67)
Gross margin ($ millions)	$ 19.1	$ 10.4	$ 10.4	$ 74.4	$ 114.4	$ (4.1)
Gross refining margin per barrel (5)	$ 3.17	$ 1.63	$ 1.62	$ 12.01	$ 4.56	$ (0.65)
Production costs before DD&A expense per barrel (6)	$ 4.53	$ 4.35	$ 5.67	$ 5.20	$ 4.94	$ 4.04
Net operating margin per barrel (7)	$ (1.36)	$ (2.73)	$ (4.05)	$ 6.81	$ (0.38)	$ (4.69)

(1) We acquired the refinery on September 25, 2013. These statistics are only reflective of our ownership period.
(2) We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.
(3) Calculated using a ratio of 80% Singapore and 20% San Francisco indexes.
(4) Weighted average differentials, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulphur wt% of 0.65% that is indicative of our typical crude mix quality.
(5) Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate gross refining margin per barrel; different companies within the industry may calculate it in different ways. We calculate gross refining margin per barrel by dividing gross refining margin (revenues less feedstocks, purchased refined products, refinery fuel burn, and transportation and distribution costs) by total refining throughput.
(6) Management uses production costs before DD&A expense per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production cost before DD&A expense per barrel; different companies within the industry calculate it in different ways. We calculate production costs before DD&A expense per barrel by dividing all direct production costs by total refining throughput.
(7) Calculated as gross refining margin less production costs before DD&A expense.

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16 Strong Capital Structure Condensed Balance Sheet  December 31, December 31, (in thousands) 2014 2013 ASSETS Current assets Cash and cash equivalents $        89,210  $      38,061  Restricted cash 749  802  Trade accounts receivable 112,968  117,493  Inventories 243,853  380,623  Prepaid and other current assets 14,009  7,522  Total current assets 460,789  544,501  Property and equipment Total property and equipment 124,445  112,572  Property and equipment, net 112,935  108,604  Long‐term assets Investment in Piceance Energy, LLC 104,657  101,796  Other Assets 175,561  166,916  Total assets $      741,007  $    813,213  LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Current maturities of long‐term debt $        29,100  $        3,250  Obligations under supply and exchange agreements 197,394  385,519  Accounts payable 33,064  28,870  Other liabilities 51,248  35,749  Total current liabilities 310,806  453,388  Long‐term liabilities Long‐term debt, net of current maturities and unamortized discount 107,510  94,030  Other liabilities 30,532  37,531  Total liabilities 448,848  584,949  Total stockholders' equity 292,159  228,264  Total liabilities and stockholders' equity $      741,007  $    813,213